                                                                     EXHIBIT 6.7


                                Lease Agreement


     This Lease Agreement, is made and entered into this 24/th/ day of June, 1999, by and between W.E.B. Developers Inc., with principal offices located at 284 Richmond Street, Painesville, Ohio, (hereinafter called "Lessor") and Ourpet's a.k.a. Virtu Co., with principal offices located at 1300 East Street, Fairport Harbor, Ohio, (hereinafter called "Lessee").

     The Lessor and Lessee, in consideration of the mutual covenants and promises contained in this Lease Agreement, do hereby agree as follows:

     1.   Premises. Lessor is the owner of the certain improved real property
          --------
located at the 759 Lake Shore Blvd, Painesville Township, Ohio (hereinafter called "Property"). For the rent and upon the agreements contained in this Lease, Lessor leases to Lessee the premises located at the Property, and known for street address purposes as 759 Lake Shore Blvd, Painesville, Ohio, comprised of a certain commercial store room of approximately 21,740 square feet as indicated on the plot plan attached hereto as Exhibit A. (Including addition of 2 bathrooms as well as one sunken dock with level loader.) The Premises also includes the non-exclusive right to use of the parking areas, walkways, entrances and service drives.

     2.   Term of Lease. The term shall be for an initial period of
          -------------
approximately one (1) year ("the Term"), commencing on Sept, 1/st/, 1999, or on such later date as the improvements are completed and ready for occupancy as hereinafter defined and ending regardless of date of commencement on the last day of Aug., 2000.

     Notwithstanding the commencement date of the term hereof, Lessee shall have the right to the use and occupancy of the Premises for the purpose of the interior completion of the Premises and the installation of its trade fixtures by Lessee, rent free until the formal commencement of the term.

          The date of commencement of rental payments under this Lease shall be September 1, 1999.
-----------    --

     3.   Rental. Lessee agrees, without demand and without any deduction or
          ------
set-off, to pay to Lessor in lawful money of the United States, at such place as Lessor may from time to time designate, minimum rent for the term hereof the sum of Ninety Eight Thousand Nine Hundred and Seventeen and No/100 Dollars ($
   -----------------------------------------------------------
98,917.00) per year payable in monthly installments of Eight Thousand Two
---------                                              ------------------
Hundred Forty-Three and 09/100 Dollars ($ 8,243.09), due in advance on the first
------------------------------            --------
day of each consecutive month during the term of this Lease. If the initial term of this Lease commences on other than the first calendar day of the month, rental due shall be paid in advance on a per diem basis for such partial calendar month.

          Any monthly installment not paid when due, or within five (5) days of said due date, shall be subject to a late payment of One Hundred and No/100
                                                     ----------------------
Dollars ($ 100.00) per day for the period between due date and date of payment.
           ------

     4.   Utilities. Lessee shall pay for, as and when due, all electric
          ---------
current, all gas used for or in the Premises during the term, water charges including sewer taxes, rentals and surcharges, at the rates of the utility company or municipality supplying the service and according to the reading of the meters measuring the quantity furnished the Leased Premises. Except when caused by Lessor's negligence, Lessor shall not be liable for any interruption in or failure of the supply of such utilities to the Premises. In no event shall any interruption therein or failure thereof entitle Lessee to any rent abatement.

     5.   Use of Premises. The Premises are leased for use as warehousing
          ---------------                                     -----------
inventory, as well as light industrial. Lessee agrees to restrict the use to
---------
such purposes, and not to use, or permit the use of, the Premises for any other purpose without first obtaining the written consent of Lessor.

        Lessee shall keep the Premises at all times in good order, condition and repair, and shall also keep the Premises in a clean, sanitary and safe condition in accordance with the laws of the State of Ohio, and in accordance with all directions, rules and regulations of the health officer, fire marshall, building inspector or other proper officers of the governmental agencies having jurisdiction, at the sole cost and expense of the Lessee, and Lessee shall comply with all requirements of law, ordinance or otherwise, affecting the Premises. Lessee shall permit no waste or nuisance upon or damage or injury to the Premises or utilities supplied thereto, and at the expiration of the tenancy created hereunder, Lessee shall surrender the Premises in as good condition and repair as they were at the time Lessee took possession, excepting reasonable wear and tear and loss by fire or other insured casualty. Lessee agrees that Lessee shall commit no act which will cause either Lessee or Lessor to be in noncompliance with the zoning ordinances of the City of Painesville Township, Ohio.

     6. Common Usage. "Common Areas" means the unassigned parking areas,
        ------------
walkways, entrances and service drive, as they may exist from time to time.

        Lessor hereby grants to Lessee and Lessee's employees, agents, patients, guests or invites, expressly subject, however, to such reasonable rules and regulations as or may from time to time be made by Lessor, the non-exclusive right to use the Common Areas in common with others entitled to the use thereof. Lessee agrees to exercise reasonable diligence so that ingress and egress will not be blocked by any vehicles belonging to its employees, agents, guests, or invites. Lessor shall maintain, control, manage and operate the Common Areas in a reasonable manner and may from time to time promulgate such reasonable rules and regulations as Lessor in its sole discretion may deem appropriate and Lessee, its agents, employees, guest and invites use and occupancy thereof shall be conditional upon compliance with such rules and regulations.

* USE OF MOBILE OFFICE ON PREMISES (OUTSIDE OR INSIDE OF BUILDING) TO BE PROVIDED BY LESSEE

     7.   Maintenance and Repairs. Lessor shall keep in good repair and
          -----------------------
condition the foundation, the roof, the four outer walls and all structural components of the building (excluding windows and doors a part of the Premises) and the Common Areas, but Lessor shall not be called upon to make any repairs occasioned by the act or omission of the Lessee, its officers, agents, servants, guests, or invites. Lessee shall not make any alterations in or to the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld.

     (A) Lessee shall keep and maintain (including applicable replacement when necessary) the interior of the Premises in good condition and repair, including but not limited to:

          (i) interior heating, ventilation and any air conditioning system and any exterior portions thereof,

          (ii) electrical system within the Premises and any exterior portion thereof to the box connecting with The Illuminating Co. transmission lines,

          (iii) plumbing system within the Premises both sewer and water lines, as well as the water meter serving the Premises wherever located,

          (iv) alterations, decorations and improvements (whether or not constituting a part of the Premises) installed by Lessee, and

          (v) the exterior doors and windows and doors and window frames, which for purposes hereof shall be construed as a part of the interior of the Premises.

     (B) Lessor shall remove all snow and ice and Lessee to remove assorted debris and trash from sidewalks contiguous to the Premises and shall maintain the same unobstructed.

     (C) Lessee shall deliver up and surrender to Lessor possession of the Premises upon the termination of this Lease broom clean and in as good condition and repair as the same shall be on the commencement date (loss by fire or other casualty covered by insurance carried by Lessor and ordinary wear and decay only excepted) and deliver the keys at the office of Lessor's agent. If, after the notice from Lessor, Lessee fails or refuses to make any repairs or provide any maintenance required by Lessee hereunder, then Lessor may, but shall not be obligated to, make or cause such repairs to be made or maintenance provided, the Lessee agrees that it will, in such event, pay the full cost thereof to Lessor upon demand, as additional rental hereunder, with all remedies attendant thereon.

     10.  Security Deposit. Lessor acknowledges that Lessee has this day
          ----------------
deposited with Lessor the sum of Sixteen Thousand Four Hundred and Eighty-Six
                                 --------------------------------------------
and 18/100 Dollars ($ 16,486.18) (1st month payment plus security deposit),
-----------           ---------
as security for the full and faithful performance by Lessee of the terms, covenants, and conditions of this Lease, the balance of which then held by Lessor shall be returned to Lessee after the time fixed above as the expiration hereof; provided; however, that Lessee has fully and faithfully carried out and performed all such terms, covenants, and conditions. Lessor may, at Lessor's option, apply said sum or any part thereof toward the cost of curing any default on the part of the Lessee, in which event Lessee agrees to restore said deposit to its original amount within fifteen (15) days. It is agreed that said deposit will be kept by Lessor in a separate fund.

     11.  Insurance. Lessee agrees to carry insurance on its personal property,
          ---------
leasehold improvements and trade fixtures. Lessee also agrees to carry liability insurance for injuries within or without the Premises.

     12.  Indemnification. Lessee covenants and agrees to indemnify and save
          ---------------
Lessor free and harmless from and against any damage, loss or liability for injury to or death of persons and/or loss or damage to property, not compensated for by Lessor's insurance, occasioned by, growing out of, or arising or resulting from Lessee's default hereunder or from any act or omission of Lessee, its agents or employees.

     13. Damages and Nonliability. Lessor, its agents and employees, shall not
         ------------------------
be liable for (i) any loss, injury, death or damage to persons, property (including Lessee's property located in the Premises), damage to Lessee's property located in the Premises, regardless of the cause, or (ii) any acts or omissions of other Lessees of the Shopping Center, or (iii) any condition of the Premises whatsoever unless Lessor is responsible for the repair thereof and has failed to make such repair after notice from Lessee of the need therefor, and the expiration of a reasonable time for the making of such repair.

     14. Mutual Waiver of Subrogation. Lessor and Lessee hereby waive all
         ----------------------------
claims, rights of recovery and causes of action which either has or may have or which may arise hereafter against the other whether caused by negligence, intentional misconduct or otherwise, for any damage to the Premises or property or business within or about the Premises or to the building of which the Premises are a part caused by any of the perils covered by Lessor's or Lessee's fire insurance with extended coverage and with vandalism and malicious mischief endorsements, building and contents and business interruption insurance, or for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it, provided, however, that the foregoing waivers shall apply only to the extent of any recovery made by the parties hereto under any policy of insurance now or hereafter issued and provided further that the foregoing waivers do not invalidate any policy of insurance of the parties hereto, now or hereafter issued, it being stipulated by the parties hereto that the waivers shall not apply in any case in which the application thereof would result in the invalidation of any such policy of insurance. Any additional premium caused by this waiver of subrogation shall be paid by the party benefited thereby. The parties acknowledge that the use of "deductibles" may result in limiting the effectiveness of this waiver of subrogation.

     15. Destruction of Premises. If the Premises shall be damaged by fire or
         -----------------------
other casualty, Lessor shall at Lessor's own expense cause such damage to be repaired, and the rents and other charges shall be equitably abated until redelivery of possession to Lessee in tenantable condition. If restoration cannot be completed within three (3) months, then either Lessor or Lessee may terminate this Lease upon thirty (30) days written notice after the casualty. Nothing herein contained shall alter or affect Lessee's obligation to repair, replace and/or restore plate glass and/or Lessee's alterations to the Premises.

     16. Eminent Domain. In the event that the Premises or Common Areas or any
         --------------
part thereof shall at any time after the execution of this Lease be taken for public or quasi-public use or condemned under eminent domain, Lessee shall not be entitled to claim, or have paid to the Lessee any compensation or damages whatsoever for or on account of any loss, injury, damage or taking of any right, interest, or estate of the Lessee in or to said property, in which event, Lessee, upon request of Lessor so to do, will execute any and all releases or other documents as shall be required by such public or quasi-public authority. However, nothing herein contained shall be construed to prevent the Lessee from asserting against the condemnor any separate and independent claims for damages occurring by reason of said condemnation including, but not limited to, personal property, business, goodwill, cost of removing equipment, moving expense, or loss of future profits. In the case of any such taking or condemnation referred to in this paragraph, then if and when there is an actual taking of physical possession of the Premises or of any part thereof in excess of twenty-five percent (25%) of the total floor area thereof, or in any amount that would substantially prevent the conduct of Lessee's business in a normal manner, then either the Lessor or the Lessee may cancel and terminate this Lease as to the whole of the Premises by giving notice to the other party within ten (10) days after such an actual taking of physical possession. No such taking of all or any part of the Common Areas shall give rise to any right of termination or rent abatement for such taking, unless reasonable contiguous parking is made available by Lessor. If this Lease is not terminated as above provided for following any of said actual takings, then the Lessor shall repair the building at its own expense;

provided, however, that Lessor's obligation to repair shall be limited to the amount of award actually received by it for such taking. In the event of a partial taking of the Premises, a proportionate allowance shall be made in the minimum rental based on the proportion of the Premises remaining as compared to the original Premises.

     17.  Assignment, Subletting and Subordination. Lessee agrees not to assign
          ----------------------------------------
or in any manner transfer this Lease or any estate or interest therein without the previous written consent of Lessor, such consent will not be unreasonably withheld, and not to sublet the Premises or any part or parts thereof or allow anyone to use the Premises or to come in with the Lessee, either through or under the Lease, without like consent. Lessor may assign this lease, or the rentals paid hereunder, or both, in its sole discretion, as additional security for any mortgage or trust deed on the Property or otherwise, and Lessor also reserves the right and Lessee hereby agrees that on request of Lessor this Lease shall be subordinated to any mortgages or trust deed which may hereafter be placed on the Property and to any and all advances to be made thereunder, and to the interest thereof, and all renewals, replacements, and extension thereof.

     18.  Surrender. On the last day of the term of this Lease, or on the sooner
          ---------
termination thereof, Lessee shall peaceably surrender the Premises in good condition and repair as required by Section 6 thereof. On or before the last day of the term of this Lease or the sooner termination thereof, Lessee shall at its expense remove all of its trade fixtures, office furnishings, equipment, supplies and other personalty, and any other property deemed abandoned. All improvements, alterations, additions and fixtures, other than Lessee's personalty as aforesaid, which have been made or installed by either Lessor or Lessee upon the Premises shall remain as Lessor's property and shall be surrendered at the end of the term or the sooner termination thereof. Lessee shall indemnify Lessor and hold Lessor harmless against loss or liability resulting from delay by Lessee in so surrendering the Premises, including but without limitation to, any claims made by any

Lessee founded on such delay. Lessee shall promptly upon surrender deliver all keys for the Premises and building to Lessor at the place then fixed for payment of rent.

     19.  Holding Over. If Lessee shall remain in possession of all or any part
          ------------
of the Premises after the expiration of the term of this Lease, then Lessee shall be deemed a Lessee of the Premises from month to month, subject to all terms and conditions of the within Lease which are not inconsistent with such month to month tenancy, but nothing herein shall excuse or permit any unauthorized holding over or waiver any liability therefor.

     20.  Access by Lessor. Lessor shall have the right to enter the Premises at
          ----------------
reasonable times during working hours and upon reasonable notice except for emergencies during the term hereof to make any alterations or repairs to the building which Lessor may deem necessary or appropriate for its safety and preservation. Lessee agrees to permit Lessor or any authorized representative of Lessor to enter the Premises at all times during normal business hours to exhibit the same for the purposes of sale or mortgage and, during the final six
(6) months of the term of this Lease, for purposes of lease during which six (6) month period Lessor may display on the Premises in such manner as not to interfere unreasonably with Lessee's business usual "For Sale" or "To Let" signs or signs of a similar nature.


     21.  Signs. Lessee covenants and agrees that it will not permit or cause
          -----
to be placed or painted on the outside or inside of the building or elsewhere on the Premises, signs, notices, or other media of advertising, except for those installed by Lessor or as approved in writing in advance by Lessor. Lessee further covenants and agrees that any signs erected or maintained by Lessee shall comply with the applicable laws and ordinances of the Township of Painesville, Ohio, and Lessee, at its expense, shall obtain any permits required therefor. Lessee agrees to comply with the sign rules, regulations and standards of the Shopping Center, and to maintain any permitted sign or signs in good order and repair, and to remove it or them not later than the end of the term, and to repair, at its own expense, any damage to the Premises or the Shopping Center caused by such removal.

     22. Lessee's Possession. Taking possession of the Premises by Lessee shall
         -------------------
be conclusive evidence the Premises were in good order and in satisfactory condition when Lessee took possession. Lessor hereby covenants and agrees that if Lessee shall promptly and faithfully perform all of the covenants and agreements herein stipulated to be performed on Lessee's part, Lessee shall at all times during said term have the peaceable and quiet enjoyment and possession of said Premises without hindrance or claim from Lessor or any persons lawfully claiming said premises by or under the Lessor. *Lessor to provide signed document showing conformance to state, city or EPA regulations.

     23. Default.
         -------

     (A) If Lessee shall at any time be in default in the payment of rent and other charges or in the performance of any of the agreements, conditions, covenants or provisions of this Lease on Lessee's part to be performed, or if Lessee shall be adjudged Bankrupt, and Lessee shall fail to remedy such default within twenty (20) days after written notice if said default pertains to the non-payment of rent, and within thirty (30) days after written notice if default pertains to any breach other than the payment of rent, then Lessor may terminate this Lease, or, without terminating this Lease, re-enter the Premises by summary proceedings or otherwise and in either event may dispossess Lessee at Lessee's expense. In the event of such re-entry, Lessor may relet the Premises and apply the rents therefrom first to the payment of Lessor's expenses incurred by reason of Lessee's default and the expenses of reletting including reasonable attorney's fees and then to the payment of rents and other charges due from Lessee hereunder, Lessee remaining liable for any deficiency.

     (B) Lessee shall also pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Lessor in enforcing the agreements, conditions, covenants and provisions of this Lease on Lessee's part to be observed or performed.

     24. Estoppel Certificate. The Lessee agrees that at any time, and from time
         --------------------
to time, upon not less than ten (10) days prior request by the Lessor, the Lessee will execute, acknowledge and deliver to the Lessor a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that same in full force and effect as modified, and identifying the modifications), (b) the dates to which the rent and other charges have been paid, and (c) that, so far as the Lessee knows, the Lessor is not in default under any provision of this Lease, or if there has been default, the nature of said default. It is intended that any such statement may be relied upon by any person proposing to acquire the Lessor's interest in this Lease or any prospective mortgage of, or assignee of any mortgage upon such interest.

     25. Option to Renew. If Lessee shall continuously during the term of this
         ---------------
Lease use and occupy the Premises exclusively for the conduct of Lessee's business as permitted hereunder then Lessee, provided that this Lease is in full force and effect and Lessee is not in default, shall have the right and option to extend the term of this Lease for Five (5) years upon the same terms and same provisions as set forth in this Lease, except that the fixed minimum rental payable by the Lessee shall be Four and 40/100 Dollars ($4.40) gross per square foot for the renewal term. Lessee's option to extend the term of this lease for Five (5) years to be effective must be exercised by Lessee by notice received by Lessor at least Ninety (90) days prior to the end of the original term of this Lease.

     26. Right of First Refusal. Provided Lessee is not in default hereunder,
         ----------------------
the Lessee shall have a Right of First Refusal to purchase the Premises. In the event the Lessor receives a bona fide written offer to purchase the Premises, upon terms and conditions which would be acceptable to the Lessor, in its sole and absolute discretion, a copy of such offer shall be sent to the Lessee. The Lessee shall have ten (10) days after the date the offer was sent, to notify the Lessor in writing that it is exercising this Right of First Refusal. Such notice to exercise shall be in the form of the Purchase

Agreement, modified only to conform to the terms and conditions of the acceptable bona fide offer received by Lessor from a third party. In the event the Lessee does not exercise this Right of First Refusal, this Right of First Refusal and the Purchase Option set forth shall terminate. In addition to the restrictions of this Right of First Refusal, this Right of First Refusal shall terminate upon termination or default of the Lease.

     27.  Pre-Term Occupancy. If Lessee takes possession of the Premises prior
          ------------------
to the commencement date of this Lease, such possession by Lessee shall be upon all of the terms and conditions of this Lease except rent and other charges.

     28.  Contain All Rubbish. All rubbish, trash or debris generated by Lessee
          -------------------
shall be contained within the Leased Premises, in containers, until removed from the Premises. No such material shall at any time be stored or kept outside the Premises.

     29.  Broker. Lessee warrants and represents that the only real estate
          ------
broker or finder who had shown the premises to Lessee or initiated this Lease has been Neil Sawicki of Alan R. Daus & Associates. Commissions to Alan R. Daus and Associates shall be paid by Lessor.

     30.  Bankruptcy of Lessee. Neither this Lease, nor any interest therin,
          -------------------
nor any estate thereby created shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law. If the estate created shall be taken or attempted to be taken in execution or by other process of law, or if Lessee shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act, or if a receiver or trustee of the property of Lessee shall be appointed by reason of Lessee's insolvency or inability to pay its debts, or if any assignment shall be made or attempted to be made of Lessee's property for the benefit of creditors, then and in any such event Lessee will be deemed in default under this Lease. The allowance of any petition under the bankruptcy law, or the appointment of a trustee or receiver of Lessor or its assets, shall be conclusive evidence that Lessee caused, or gave cause, therefor in violation of this Lease unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within thirty (30) days after such allowance or appointment. Any act described in this Section 30 shall be deemed a material breach of Lessee's obligation hereunder, and at any time when such breach exists Lessor may, at its option and in addition to and independent of any other remedy available to Lessor, terminate this Lease and all demised Premises with or without prior notice in writing of the election of Lessor so to terminate, and to re-enter and repossess the demised Premises with or without prior notice.

     31.  Parties and General Definitions. This Lease and all the covenants,
          -------------------------------
provisions, and conditions herein contained shall inure to the benefit of and be binding upon the heirs, successors, and assigns of the parties; provided, however, that no assignment by, from, through or under Lessee in violation of any of the provision hereof, shall vest in the assignee any right, title, or interest whatsoever. Neuter pronouns shall be read as masculine or feminine, and words in the singular person as plural, if the nature or number of the parties require. The word "term" when used to refer to the period for which the Premises are let and leased, shall be read as including the original term, and any renewal or extension thereof including any period of holding over. Section headings are for convenience only, and their presence or absence shall not be considered in the interpretation of this Lease.

     32.  Notices. Any notice or consent required to be given by or on behalf of
          -------
either party upon the other shall be in writing, and shall be delivered by certified or registered mail or delivered in person upon written receipt.

     33.  Entire Agreement. This Lease sets forth all the agreements,
          ----------------
conditions, covenants and provisions between Lessor and Lessee concerning the Premises. No subsequent amendment, change, modification or addition to this Lease shall be binding upon Lessor or Lessee unless in writing and signed by them.

change, modification or addition to this Lease shall be binding upon Lessor or Lessee unless in writing and signed by them.

     In Witness Whereof, the parties hereto have executed this Agreement, and Lessor, Lessee or Lessees, and each of them hereby, the same be their joint and several obligations, the day and year first above written.



In the Presence Of:                W.E.B. Developers Inc.

                                   "Lessor"

/s/ R. Anderson                    By: /s/ Mr. Ed Walker General Partner
----------------------------          ----------------------------------------
                                       Mr. Ed Walker, General Partner


____________________________



                                   Ourpet's a.k.a. Virtu Co.

                                   "Lessee"

/s/ Steven Tsengas                 By: /s/ Dean Tsengas
------------------------           ------------------------------------------
Steven Tsengas                     Mr. Dean Tsengas, VP/GLM

/s/ Leonard Carovac
-------------------------
Leonard Carovac